UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2008

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 23, 2008, in connection with the closing of its acquisition of Pharmacopeia, Inc. (“Pharmacopeia”), Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) entered into a contingent value rights agreement (the “CVR Agreement”) with Pharmacopeia and Mellon Investor Services LLC (the “Rights Agent”), which sets forth the rights that former Pharmacopeia security holders will have with respect to each contingent value right (“CVR”) to be held by them after the closing of the acquisition.

The CVR Agreement provides for the payment of an aggregate of $15 million in cash (the “CVR Payment Amount”) to the holders of CVRs if, on or prior to December 31, 2011, Ligand enters into a license or sale agreement related to DARA (as defined in the CVR Agreement) or any other agreement for the development, marketing or sale of DARA, or any option to enter into such agreement, with any party other than Bristol-Myers Squibb Company or any of its affiliates. The CVR Agreement provides that the CVRs will not be evidenced by a certificate or other instrument and may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through limited permitted transfers.

Subject to certain limited exceptions, the CVR Agreement will terminate without payment of the CVR Payment Amount if, on or prior to December 31, 2011, Ligand has not entered into a license or sale agreement related to DARA or any other agreement for the development, marketing or sale of DARA, or any option to enter into such agreement, with any party other than Bristol-Myers Squibb Company or any of its affiliates. The CVR Agreement will terminate on any earlier date if the CVR Payment Amount has been paid subject to the terms and conditions of the CVR Agreement.

The foregoing summary of the material terms of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 23, 2008, Ligand completed its previously announced acquisition of Pharmacopeia pursuant to that certain Agreement and Plan of Merger, dated as of September 24, 2008 (the “Merger Agreement”), by and among Ligand, Margaux Acquisition Corp. (“Merger Sub 1”), and Pharmacopeia, LLC (formerly Latour Acquisition, LLC), (“Merger Sub 2”). Under the terms of the Merger Agreement, the Company acquired Pharmacopeia pursuant to a two-step merger, whereby Merger Sub 1 initially merged with and into Pharmacopeia, with Pharmacopeia continuing as the surviving corporation, followed immediately thereafter by the merger of Pharmacopeia with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a direct wholly owned subsidiary of Ligand (collectively, the “Merger”). The Merger was approved by the stockholders of Pharmacopeia at a special meeting held on December 23, 2008 and became effective upon the filing of the related certificates of merger with the Secretary of State of the State of Delaware on December 23, 2008.

Under the terms of the Merger Agreement, each share of Pharmacopeia’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than any dissenting shares) was converted into the right to receive 0.5985 of a share of Ligand common stock and $0.31 in cash, without interest, plus cash in lieu of any fractional share of Ligand common stock. In addition, Pharmacopeia’s stockholders will receive one CVR for each share of Pharmacopeia’s common stock held by such stockholder immediately prior to the effective time of the Merger, which rights are subject to the terms and conditions of the CVR Agreement (as described above).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

Effective as of the close of business on December 23, 2008, the Board of Directors of Ligand appointed Steven J. Burakoff and Bruce A. Peacock to Ligand’s Board of Directors pursuant to the terms of the Merger Agreement. Prior to the completion of the Merger, Dr. Burakoff and Mr. Peacock served as members of Pharmacopeia’s Board of Directors.

Under the terms of the Merger Agreement, Pharmacopeia proposed Dr. Burakoff and Mr. Peacock to be appointed to Ligand’s Board of Directors and Ligand agreed to take all necessary action to cause them to be appointed to its Board of Directors as of the close of business on December 23, 2008. Ligand also agreed to take all reasonable steps to cause its Board of Directors (or the appropriate committee thereof) to re-nominate such persons for election as directors of Ligand by its stockholders at Ligand’s 2009 annual meeting of stockholders.

Amended and Restated Severance Plan

Effective as of December 20, 2008, the Compensation Committee of the Board of Directors of Ligand adopted the Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan (the “Severance Plan”) to provide severance payments to employees of Ligand and its subsidiaries upon an involuntary termination of employment without “cause.” Subject to certain exceptions, employees not subject to disciplinary action or a formal performance improvement plan will be eligible for benefits under the Severance Plan. The Severance Plan supersedes all other plans with respect to severance benefits payable to Ligand employees. However, if, as a result of his or her involuntary termination without “cause,” an employee would be eligible to receive severance under any individual change in control severance agreement, employment agreement or other arrangement providing severance benefits, as approved by the Board of Directors of Ligand or a committee thereof, such employee will not be eligible for benefits under the Severance Plan.

Under the terms of the Severance Plan, eligible employees will be entitled to receive (a) a lump sum payment in cash for fully earned but unpaid base salary and accrued but unused vacation through the date of termination, (b) an amount equal to the eligible employee’s base salary for the severance period, which period will be equal to (i) two months plus (ii) one week for each year of service as of the date of termination and (c) COBRA premium payments throughout such severance period, provided that such eligible employee elects continued coverage under COBRA.

Prior to the payment of any benefits under the Severance Plan, each eligible employee shall be required to execute a release acceptable to Ligand.

The foregoing summary of the material terms of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 23, 2008, Ligand issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Note: Information in this Current Report on Form 8-K furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K furnished pursuant to Item 7 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Contingent Value Rights Agreement, dated as of December 23, 2008, between Ligand Pharmaceuticals Incorporated, Pharmacopeia, Inc. and Mellon Investor Services LLC.

10.2	Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan.

99.1	Press release of the Company dated December 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: December 24, 2008	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contingent Value Rights Agreement, dated as of December 23, 2008, between Ligand Pharmaceuticals Incorporated, Pharmacopeia, Inc. and Mellon Investor Services LLC.

10.2	Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan.

99.1	Press release of the Company dated December 23, 2008.